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NEWS RELEASE                                                        EXHIBIT 99.1

FOR INFORMATION CONTACT:

GLIMCHER REALTY TRUST
150 EAST GAY STREET
COLUMBUS, OHIO 43215

Michael P. Glimcher      President        (614) 887-5606
William G. Cornely       EVP. CCO         (614) 887-5614
Melinda A. Janik         Sr. VP CFO       (614) 887-5610
Carolee J. Oertel        Mgr. IR          (614) 887-5613

FOR IMMEDIATE RELEASE
TUESDAY, DECEMBER 16, 2003

                GLIMCHER REALTY TRUST ANNOUNCES PLANS TO PURCHASE
                         EASTLAND MALL IN COLUMBUS, OHIO

        THE MAY CO. ANNOUNCES PLANS FOR A NEW KAUFMANN'S AT EASTLAND MALL

COLUMBUS, OH -DECEMBER 16, 2003 -- GLIMCHER REALTY TRUST (NYSE:GRT), one of the country's premier retail REITs, announced today that its operating partnership, Glimcher Properties Limited Partnership, has entered into an agreement to purchase Eastland Mall located in Columbus, Ohio, from Columbus East Joint Venture, an Ohio general partnership.

Eastland Mall is an enclosed regional mall in Columbus, Ohio and located within a group of growing residential communities. Originally constructed in 1968, Eastland Mall was renovated in 1989 and again in 1998. Also today, The May Department Stores Company announced plans to construct a 120,000 square foot Kaufmann's which is expected to open in the fall of 2005 as the fourth department store anchor at Eastland. This will also be Kaufmann's fourth store in the central Ohio area.

The Mall has 69 in-line stores, a seven-unit food court and four freestanding buildings. With the addition of Kaufmann's, the mall will encompass over 1,000,000 square feet of retail gross leasable area. The mall is anchored by Lazarus-Macy's, Sears and JCPenney. The purchase is scheduled to close prior to the end of 2003.

Michael P. Glimcher, President, commented, "The Eastland Mall acquisition represents an opportunity to acquire a well located property in a growing market and we expect that our expansion and redevelopment plans will insure it remains the primary retail destination for the southeast Columbus market."

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"We look forward to implementing our national operating standards at Eastland
Mall. These standards are designed to provide a comfortable shopping experience to all customers," further commented John P. Hoeller, Senior Vice President of Property Management.

ABOUT THE COMPANY

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls, and community shopping centers.

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "GRT." Glimcher Realty Trust is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, lease-up delays, the level and volatility of interest rates, the financial stability of tenants within the retail industry, the failure to complete the purchase of Eastland Mall, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

                       VISIT GLIMCHER AT: WWW.GLIMCHER.COM

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